UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2012

CATALYST HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31014	52-2181356
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 King Farm Boulevard Rockville, Maryland		20850
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (301) 548-2900

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 19, 2012, Cambia Health Solutions, Inc. (“Cambia”) and Catalyst Health Solutions, Inc. (the “Company”) announced an agreement that establishes Catalyst Rx as the exclusive provider of pharmacy benefit management (PBM) services for Regence Rx, Inc., a subsidiary of Cambia. The agreement is expected to be effective May 1, 2012 and the initial term runs through December 31, 2017 with a four-year optional extension. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company is revising 2012 financial guidance to reflect the impact of the announced pharmacy benefit management agreement with Regence Rx, Inc. which is expected to be effective May 1, 2012. Company management expects 2012 revenues to range between $6.2 and $6.6 billion. It is also expected that upfront implementation and transition costs associated with Regence Rx will largely be offset by its earnings contributions during the balance of 2012. Accordingly, the Company is not revising its previously announced full year 2012 earnings per share guidance range. Transaction and implementation costs for the first quarter of 2012 are expected to be approximately $3.0 million and will be reflected in selling, general and administrative expenses.

In addition to the PBM service agreement, Catalyst has entered into an agreement to purchase from Regence and its affiliates certain operating assets for $2.6 million.

Forward Looking Statements:

This Current Report on Form 8-K may contain certain forward-looking statements including, without limitation, statements concerning Catalyst Health Solutions, Inc.’s (the “Company,” “our,” “we” or “us”) operations, economic performance and financial condition. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. These forward-looking statements may include statements addressing our operations and our financial performance. Readers are cautioned not to place undue reliance on these forward-looking statements, which, among other things, speak only as of their dates. These forward-looking statements are based largely on our current expectations and are based on a number of risks and uncertainties, including, without limitation, (i) general adverse economic conditions; (ii) changes in governmental laws and regulations; (iii) our ability to compete effectively in the pharmacy benefit management industry; (iv) our relationships with key clients, pharmacy network affiliations and various pharmaceutical manufacturers and rebate intermediaries; (v) changes in industry pricing benchmarks; (vi) uncertainties relating to the transition and integration of completed and future acquisitions and/or expansion opportunities; (vii) our current level of indebtedness and any future indebtedness we may incur; (viii) disruption in our operations; (ix) unanticipated changes in our ability to execute our growth strategy; (x) generic utilization levels; (xi) insufficient insurance coverage to cover costs associated with litigation; (xii) our ability to accurately estimate how much future revenue we will generate, as well as the level of implementation and transaction costs that we will incur, under newly commenced PBM agreements and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and quarterly reports on Form 10-Q. Actual results could differ materially from results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurances that the results referred to in the forward-looking statements contained in this Form 8-K will, in fact, occur. We undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this Report. Readers are urged to carefully review and consider the various disclosures made in our other filings with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release dated March 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST HEALTH SOLUTIONS, INC.

Date: March 19, 2012	By:	/s/ Timothy R. Pearson
Name: Timothy R. Pearson
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 19, 2012

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